                                                 This filing is made pursuant to
                                                 Rule 424(b)(3) under
                                                 the Securities Act of 1933
                                                 in connection with
                                                 Registration Nos.
                                                 333-73069 and 333-73069-01;
                                                 333-13325 and 333-13325-01;
                                                 333-22219 and 333-22219-01; and
                                                 333-47639 and 333-47639-01.




                          PROSPECTUS SUPPLEMENT NO. 3
                            DATED DECEMBER 26, 2000
                                       TO
                        PROSPECTUS DATED MARCH 18, 1999
                                       OF
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                                      AND
                           STARWOOD HOTELS & RESORTS,
                                AS SUPPLEMENTED




                            27,392,875 COMMON SHARES



                     This Prospectus Supplement relates to the offer and sale from time to time by certain Participating Shareholders of up to an aggregate of 27,392,875 Common Shares pursuant to the above-captioned prospectus.

                     As of November 24, 2000, the President and Fellows of Harvard College ("Harvard College") acquired by donation from one of the Participating Shareholders units of the Partnerships that are exchangeable for an aggregate of 32,500 Common Shares. As a result, the table included in the Prospectus under the caption "Participating Shareholders," as previously supplemented, is hereby further supplemented as follows:

                               Number of            Number of           Percent of           Number of
                               Common               Common              Common               Common Shares
Name of                        Shares               Shares              Shares               Beneficially Owned
Beneficial                     Beneficially         To Be               To Be                After the
Owner                          Owned                Registered          Registered           Offering
-----                          -----                ----------          ----------           --------
President and                  32,500(1)            32,500              *                    0
Fellows of
Harvard College

--------------

* Less than one percent.
                                                                             .

(1) Harvard Management Company, Inc. has been delegated by Harvard College the power to vote and dispose of these shares.